AerSale Reports First Quarter 2025 Results

First Quarter 2025 Highlights

●	Revenue of $65.8 million versus $90.5 million in the prior year period. Excluding flight equipment sales, revenue increased 23.4% to $64.0 million.
●	GAAP net loss of $5.3 million versus GAAP net income of $6.3 million in the prior year period.
●	Adjusted net loss[1] of $2.7 million versus adjusted net income of $5.5 million in the prior year period.
●	Adjusted EBITDA[1] of $3.2 million versus $9.0 million in the prior year period.
●	One engine was sold in the first quarter of 2025, compared to one aircraft and four engines in the prior year period.
●	Feedstock acquisitions of $43.4 million and an additional $23.8 million under contract.
●	Available inventory of $449.0 million as of March 31, 2025.

MIAMI, Florida – AerSale Corporation (Nasdaq: ASLE) (“AerSale” or the “Company”) today reported results for the first quarter ended March 31, 2025. The Company’s revenue was $65.8 million, a decrease of 27.4% from $90.5 million in the prior year. Lower year-over-year revenue was primarily the result of fewer whole asset sales during the period, which tend to be volatile quarter-to-quarter. In the current period, the Company sold $1.8 million of flight equipment, compared to $38.6 million in the prior-year period. One engine was sold in the first quarter of 2025 compared to one aircraft and four engines in the prior year period. Excluding flight equipment sales of aircraft and engines, revenue increased 23.4% to $64.0 million, driven by strong commercial demand for Used Serviceable Material (“USM”) and AerSafe™ products, along with additional contributions from the engine leasing portfolio. As a reminder to investors, the Company’s revenue is likely to fluctuate from quarter-to-quarter and year-to-year based on flight equipment sales of aircraft and engines, and therefore, progress should be monitored based on maintenance, repair and overhaul (“MRO”) activity, asset purchases and related sales.

Nick Finazzo, AerSale’s Chief Executive Officer, commented, “While we anticipated we would close on the sale of more engines in the first quarter, those sales closed shortly after the quarter ended and we remain confident we will see significantly greater engine sales throughout the year. Further, our core business demonstrated strong fundamentals with 23.4% revenue growth excluding flight equipment sales of aircraft or engines. We continue to benefit from strong commercial demand for USM parts, MRO services and an expanding lease pool. We believe we are also supported by ample ready-to-sell inventory to drive results through 2025 and into 2026”.

Finazzo added, “We remain focused on executing our strategic initiatives which we expect will drive higher operating results as the year progresses, including monetizing our feedstock investments, deploying our 757- freighter aircraft, and capitalizing on our expanded MRO capacity and capabilities. These efforts, combined with our strong market position and operational improvements, position us well for the balance of 2025”.

Asset Management revenue in the first quarter of 2025 decreased to $39.2 million compared to $59.3 million in the first quarter of 2024, entirely the result of higher whole asset sales in the prior year. Excluding whole assets sales which are volatile, sales were up 81.7% year-over-year to $37.5 million versus $20.6 million in the prior year period, driven by USM volume and higher leasing.

TechOps revenue in the first quarter of 2025 decreased 15.1% to $26.6 million from $31.3 million in the first quarter of 2024.  This was primarily due to lower revenues from the sale of component parts at the Company’s MROs, completion of a significant customer contract at Goodyear and transitioning the Roswell facility from providing aircraft heavy maintenance to performing only lower volume but higher margin aircraft storage and part-out. This was partially offset by higher service revenues from the Company’s aerostructures, accessories,

1 Adjusted net income (loss), adjusted EBITDA and adjusted diluted earnings per share are non-GAAP measures. See “Non-GAAP Financial Measures” and “Adjusted EBITDA, Net Income and Diluted EPS Reconciliation Table” at the end of this press release for a discussion of why we believe these non-GAAP measures are useful and a detailed reconciliation of these measures to the most directly comparable GAAP (Generally Accepted Accounting Principles) measure, respectively.

and landing gear MROs.

Gross margin was 27.3% in the first quarter of 2024 versus 31.8% in the same period last year which included more high margin whole asset sales.

Selling, general, and administrative expenses were $24.6 million in the first quarter of 2025 versus $24.1 million in the first quarter of 2024. AerSale incurred $1.2 million of share-based compensation expense in the first quarter of 2025, versus $0.8 million in the first quarter of 2024.

Loss from operations was $6.6 million in the first quarter of 2025 compared to income from operations of $4.7 million in the first quarter of 2024.

Income tax benefit was $0.7 million in the first quarter of 2025, compared to an income tax benefit of $0.4 million in the first quarter of 2024.

GAAP net loss for the first quarter of 2025 was $5.3 million, compared to GAAP net income of $6.3 million in the prior year period. AerSale recognized a mark-to-market adjustment expense of $0.1 million related to the private warrant liability, $1.2 million of share-based compensation expenses within payroll expenses, $0.4 million in facility relocation costs, $1.1 million in restructuring costs, and $0.4 million related to a legal settlement during the first quarter of 2025. Excluding these non-cash and unusual items adjusted for tax, Adjusted net loss was $2.7 million in the first quarter of 2025, compared to adjusted net income of $5.5 million in the first quarter 2024.

Diluted loss per share was $0.10 for the first quarter of 2025 and diluted earnings per share was $0.12 in the first quarter of 2024. Adjusted for the non-cash and unusual items noted above, adjusted diluted loss per share was $0.05 for the first quarter of 2025 while adjusted diluted earnings per share of $0.11 in the first quarter of 2024.

Adjusted EBITDA in the first quarter of 2025 was $3.2 million versus $9.0 million in the first quarter of 2024. This decrease reflected the lower volume of whole asset sales during the period.

AerSale ended the quarter with $48.9 million of liquidity consisting of $4.7 million of cash and cash equivalents and available capacity of $44.2 million on its $180 million revolving credit facility, expandable to $200 million, subject to conditions and the availability of lender commitments and borrowing base liabilities. Cash used in operating activities was $45.2 million for the three months ended March 31, 2025, primarily due to continued investment in inventory as the Company closed on acquisitions awarded during the prior year.

Conference Call Information

The Company will host a conference call today, May 7, 2025, at 4:30 pm Eastern Time to discuss these results. A live webcast will also be available at https://ir.aersale.com/news-events/events. Participants may access the call at 1-844-676-3010, international callers may use 1-412-634-6873, and request to join the AerSale Corporation earnings call.

A telephonic replay will be available shortly after the conclusion of the call and until May 21, 2025. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671 and enter access code 10198572. An archived replay of the call will also be available on the Investors portion of the AerSale website at https://ir.aersale.com/.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, including adjusted EBITDA, adjusted net income (loss), and adjusted diluted earnings (loss) per share. AerSale defines adjusted EBITDA as net income (loss) after giving effect to interest expense, depreciation and amortization, income tax expense (benefit), and other non-recurring or unusual items. Adjusted net income (loss) is defined as net income (loss) after giving effect to mark-to-market adjustments relating to our private warrants, stock-based compensation expense and other non-recurring or unusual items. Adjusted diluted earnings (loss) per share also exclude these material non-recurring or unusual items.

AerSale believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to AerSale’s financial condition and results of operations. AerSale’s management uses certain of these non-GAAP measures to compare AerSale’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. These non-GAAP measures should not be construed as an alternative to net income (loss) or net income (loss) margin as an indicator of operating performance or as an alternative to cash flow provided by (used in) operating activities as a measure of liquidity (each as determined in accordance with GAAP).

You should review AerSale’s financial statements and not rely on any single financial measure to evaluate AerSale’s business. Other companies may calculate adjusted EBITDA, adjusted net income, or adjusted diluted earnings per share differently, and therefore AerSale’s adjusted EBITDA, adjusted net income (loss), or adjusted diluted earnings (loss) per share measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of net income (loss), the Company’s closest GAAP measure, to adjusted EBITDA, adjusted net income (loss), and adjusted diluted earnings (loss) per share, are outlined in the tables below following the Company’s condensed consolidated financial statements.

First Quarter 2025 Financial Results

AERSALE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months ended March 31,
	2025	2024
Revenue:
Products	$37,122	$61,610
Leasing	7,501	3,082
Services	21,153	25,848
Total revenue	65,776	90,540
Cost of sales and operating expenses:
Cost of products	27,639	39,619
Cost of leasing	3,008	1,193
Cost of services	17,164	20,932
Total cost of sales	47,811	61,744
Gross profit	17,965	28,796
Selling, general and administrative expenses	24,612	24,133
(Loss) income from operations	(6,647)	4,663
Other income (expense):
Interest expense, net	(1,181)	(935)
Other income, net	1,888	169
Change in fair value of warrant liability	(57)	1,979
Total other income, net	650	1,213
(Loss) income before income tax provision	(5,997)	5,876
Income tax benefit	720	401
Net (loss) income	$(5,277)	$6,277

(Loss) earnings per share:
Basic	$(0.10)	$0.12
Diluted	$(0.10)	$0.12
Weighted average shares outstanding:
Basic	52,338,258	52,991,506
Diluted	52,338,258	53,247,979

AERSALE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

(in thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2025	2024
Current assets:
Cash and cash equivalents	$4,691	$4,698
Accounts receivable, net of allowance for credit losses of $1,173 as of March 31, 2025 and December 31, 2024	39,867	34,646
Income tax receivable	2,233	1,994
Inventory:
Aircraft, airframes, engines, and parts, net	265,617	224,832
Advance vendor payments	6,696	6,803
Deposits, prepaid expenses, and other current assets	10,184	11,057
Total current assets	329,288	284,030
Fixed assets:
Aircraft and engines held for lease, net	69,490	67,847
Property and equipment, net	37,423	36,331
Inventory:
Aircraft, airframes, engines, and parts, net	125,545	130,958
Operating lease right-of-use assets	31,935	33,105
Deferred income taxes	10,574	10,171
Deferred financing costs, net	1,320	1,296
Other assets	630	595
Goodwill	19,860	19,860
Other intangible assets, net	19,988	20,530
Total assets	$646,053	$604,723

Current liabilities:
Accounts payable	$27,537	$34,184
Accrued expenses	7,471	7,400
Lessee and customer purchase deposits	2,735	1,734
Current operating lease liabilities	4,451	4,356
Current portion of long-term debt	825	605
Deferred revenue	924	1,781
Deferred insurance proceeds	28,610	24,910
Total current liabilities	72,553	74,970
Revolving credit facility	133,078	39,235
Long-term debt	1,058	1,209
Long-term lease deposits	3,237	2,987
Long-term operating lease liabilities	29,353	30,565
Maintenance deposit payments and other liabilities	174	52
Warrant liability	142	85
Total liabilities	239,595	149,103
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized 200,000,000 shares; issued and outstanding 46,860,066 and 53,252,563 shares as of March 31, 2025 and December 31, 2024	5	5
Additional paid-in capital	272,608	316,493
Retained earnings	133,845	139,122
Total stockholders' equity	406,458	455,620
Total liabilities and stockholders’ equity	$646,053	$604,723

AERSALE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months ended March 31,
	2025	2024
Cash flows from operating activities:
Net (loss) income	$(5,277)	$6,277
Adjustments to reconcile net (loss) income to net cash used in operating activities
Depreciation and amortization	4,943	2,779
Amortization of debt issuance costs	90	82
Amortization of operating lease assets	53	40
Inventory reserve	829	504
Deferred income taxes	(403)	(703)
Change in fair value of warrant liability	57	(1,979)
Share-based compensation	1,160	799
Changes in operating assets and liabilities:
Accounts receivable	(5,221)	1,182
Income tax receivable	(239)	-
Inventory	(39,709)	(23,961)
Deposits, prepaid expenses, and other current assets	873	(332)
Other assets	(35)	-
Advance vendor payments	107	(1,803)
Accounts payable	(6,647)	(3,619)
Accrued expenses	(18)	914
Deferred revenue	(857)	(989)
Lessee and customer purchase deposits	1,251	(662)
Deferred insurance proceeds	3,700	-
Other liabilities	122	(2)
Net cash used in operating activities	(45,221)	(21,473)
Cash flows from investing activities:
Proceeds from sale of assets	-	3,800
Acquisition of aircraft and engines held for lease, including capitalized cost	(1,128)	-
Purchase of property and equipment	(2,411)	(3,574)
Net cash (used in) provided by investing activities	(3,539)	226
Cash flows from financing activities:
Proceeds from long-term debt	220	-
Repayments of long-term debt	(151)	(4,000)
Proceeds from revolving credit facility	148,943	61,600
Repayments of revolving credit facility	(55,100)	(39,481)
Payments of debt issuance costs	(114)	-
Purchase of treasury stock	(45,000)	-
Taxes paid related to net share settlement of equity awards	(45)	(108)
Net cash provided by financing activities	48,753	18,011

Decrease in cash and cash equivalents	(7)	(3,236)
Cash and cash equivalents, beginning of period	4,698	5,873
Cash and cash equivalents, end of period	$4,691	$2,637

Supplemental disclosure of cash activities
Income tax (refunds) payments, net	$(191)	$3
Interest paid	$1,063	$925
Supplemental disclosure of noncash investing activities
Reclassification of aircraft and aircraft engines inventory to (from) aircraft and engine held for lease, net	$3,509	$(2,020)

AERSALE CORPORATION AND SUBSIDIARIES

Adjusted EBITDA, Net Income and Basic/Diluted EPS Reconciliation Table

(in thousands, except per share data)

(Unaudited)

	Three Months ended March 31,
		% of Total		% of Total
	2025	Revenue	2024	Revenue
Reported Net Income (Loss)	$ (5,277)	(8.0%)	$ 6,277	6.9%
Addbacks:
Change in fair value of warrant liability	57	0.1%	(1,979)	(2.2%)
Stock compensation	1,160	1.8%	799	0.9%
Payroll taxes related to stock-based compensation	18	0.0%	36	0.0%
Secondary offering costs	-	0.0%	55	0.1%
Facility relocation costs	358	0.5%	460	0.5%
Restructuring costs	1,054	1.6%	-	0.0%
Legal settlement	400	0.6%	-	0.0%
Income tax effect of adjusting items (1)	(435)	(0.7%)	(124)	(0.1%)
Adjusted Net Income	(2,665)	(4.1%)	5,524	6.1%
Interest Expense	1,181	1.8%	935	1.0%
Income Tax Expense (Benefit)	(720)	(1.1%)	(401)	(0.4)%
Depreciation and Amortization	4,943	7.5%	2,779	3.1%
Reversal of Income Tax Effect of Adjusting Items (1)	435	0.7%	124	0.1%
Adjusted EBITDA	$ 3,174	4.8%	$ 8,961	9.9%

Reported Basic earnings (loss) per share	($ 0.10)		$ 0.12
Addbacks:
Change in fair value of warrant liability	0.00		(0.04)
Stock-based compensation	0.02		0.02
Payroll taxes related to stock-based compensation	0.00		0.00
Secondary Offering Costs	-		0.00
Facility Relocation Costs	0.01		0.01
Restructuring costs	0.02		-
Legal Settlement	0.01		-
Income Tax Effect of Adjusting Items	(0.01)		(0.00)
Adjusted Basic earnings per share	($ 0.05)		$ 0.07

Reported Diluted earnings (loss) per share	($ 0.10)		$ 0.12
Addbacks:
Change in FV of warrant liability	(0.05)		0.07
Stock-based compensation	0.02		0.02
Payroll taxes related to stock-based compensation	0.00		0.00
Secondary Offering Costs	-		0.00
Facility Relocation Costs	0.01		0.01
Restructuring costs	0.02		-
Legal Settlement	0.01		-
Income Tax Effect of Adjusting Items	(0.01)		(0.00)
Adjusted Diluted earnings per share	($ 0.05)		$ 0.11

(1) The income tax effect of current period adjusting items is calculated at the Company's applicable statutory rate of 24% after considering federal and state tax rates.

Forward Looking Statements

This press release includes “forward-looking statements”. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may constitute forward-looking statements, and include, but are not limited to, statements regarding our anticipated financial performance, including anticipations regarding greater demand for AerSale’s USM business and MRO services; expectations regarding expansion projects; expectations regarding improving lease pool, feedstock and commercial demand; anticipated demand for AerSafe™ products; our belief that we are well positioned to take advantage of the current market dynamic; our belief that we are well positioned to take advantage of asset availability; our growth trajectory; the expected operating capacity of our MRO facilities and demand for such services; the sufficiency of our liquidity; and expected benefits from an improving backdrop in commercial aerospace, and end markets; AerSale’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative of these or other similar expressions are intended to identify such forward-looking statements. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. You should carefully consider the foregoing factors and the other risks and uncertainties described in the Risk Factors, and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), and its other filings with the SEC, including its subsequent quarterly reports on Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements and we qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

About AerSale

AerSale serves airlines operating large jets manufactured by Boeing, Airbus and McDonnell Douglas and is dedicated to providing integrated aftermarket services and products designed to help aircraft owners and operators to realize significant savings in the operation, maintenance and monetization of their aircraft, engines, and components. AerSale’s offerings include: Aircraft & Component MRO, Aircraft and Engine Sales and Leasing, Used Serviceable Material sales, and internally developed ‘Engineered Solutions’ to enhance aircraft performance and operating economics (e.g. AerSafe™, AerTrak™, and AerAware™).

Media Contacts:

For more information about AerSale, please visit our website: www.AerSale.com.

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AerSale: Jackie Carlon Telephone: (305) 764-200

Email: media.relations@aersale.com

Investor Contact:

AerSale: AersaleIR@icrinc.com